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EXHIBIT 10.28

Revolving Credit Agreement

        This REVOLVING CREDIT AGREEMENT is dated as of March 25, 2003 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between UNION CARBIDE CORPORATION, a New York corporation ("Carbide" or "Borrower"), as borrower, and THE DOW CHEMICAL COMPANY, a Delaware corporation ("TDCC" or "Lender"), as lender.

W I T N E S S E T H:

        WHEREAS, TDCC wishes to loan funds to Carbide from time to time and Carbide wishes to borrow such funds on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

        Section 1.1.    Defined Terms.    As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Account" has the meaning specified in the UCC.

        "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and each officer, director or general partner of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, Borrower and its Subsidiaries shall not be deemed to be Affiliates of Lender and Lender's other Affiliates.

        "Agreement" has the meaning specified in the preamble to this Agreement.

        "Applicable Rate" means, as of any date of determination, LIBOR plus 2.5%.

        "Approved Deposit Account" means each bank account established or maintained by Borrower with a bank acceptable to Lender for purposes of receivables collection and subject to a Deposit Account Control Agreement.

        "Asset Sale" has the meaning specified in Section 8.3.

        "Bankruptcy Code" means Title 11, United States Code, as amended from time to time.

        "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

        "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

        "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

  "Cash Collateral Account" has the meaning specified in Section 9.3.

        "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $1,000,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) above shall not exceed 1 year and in clauses (b) and (c) above shall not exceed 270 days.

        "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of a greater percentage of the issued and outstanding Voting Stock of Carbide than that held directly or indirectly by TDCC; and (b) Borrower shall have sold or otherwise disposed of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries.

        "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

        "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower in or upon which a Lien is granted under any of the Collateral Documents.

        "Collateral Documents" means the Pledge and Security Agreement, the Subsidiary Guarantees and any other document executed and delivered by Borrower or any of its Subsidiaries granting a Lien on any of such Person's property to secure payment of the Obligations of Borrower hereunder.

        "Commitment" means the commitment of Lender to make Loans in the aggregate principal amount outstanding not to exceed $1,000,000,000 and as such amount may be reduced pursuant to this Agreement.

        "Constituent Documents" means, with respect to any Person, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the by-laws (or the equivalent governing documents) of such Person and (iii) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

        "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding any Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

        "Credit Enhancement" means any indemnity, letter of credit, guarantee or other credit enhancement or financial accommodation made or extended by Lender in favor of a third party as security for obligations of Borrower or its Subsidiary to such third party.

        "Credit Enhancement Contingent Liabilities" means, at any time with respect to any Credit Enhancement, the amount of contingent liabilities owed by Borrower to Lender at such time pursuant to the Reimbursement Agreement relating to such Credit Enhancement.

        "Credit Enhancement Obligations" means, at any time with respect to any Credit Enhancement, the liability at such time of Borrower to Lender with respect to such Credit Enhancement, whether or not any such liability is contingent, and includes the sum of all Reimbursement Obligations and Credit Enhancement Contingent Liabilities relating to such Credit Enhancement Obligation.

        "Credit Enhancement Request" has the meaning specified in Section 2.4(c).

        "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a)  Liens with respect to the payment of taxes, customs duties, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b)  Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c)  deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d)  encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e)  encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f)    financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

          (g)  expired financing statements and financing statements filed for precautionary purposes in respect of operating leases; and

          (h)  Liens in favor of banks which arise under Article 4 of the New York UCC on items in collection and documents relating thereto and proceeds thereof.

        "Debt Issuance" means the incurrence of indebtedness for borrowed money by Carbide or any of its Subsidiaries, other than Intercompany Indebtedness.

        "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

        "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

        "Document" has the meaning specified in the Pledge and Security Agreement.

        "Effective Date" has the meaning specified in Section 3.1.

        "Equipment" has the meaning specified in the UCC.

        "Equity Issuance" means the issue or sale of any Stock of Borrower or any of its Subsidiaries to any Person other than Borrower or any of its Subsidiaries..

        "Event of Default" has the meaning specified in Section 9.1.

        "Existing Credit Agreement" means the Revolving Loan Agreement dated as of February 6, 2001, between Borrower and Lender, as amended on July 1, 2002.

        "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by Lender.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "General Intangible" has the meaning specified in the UCC.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such

Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

        "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement obligations and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables and accrued expenses incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "Indemnitees" has the meaning specified in Section 10.3.

        "Indentures" means, collectively, (a) the Indenture dated as of June 1, 1995 between Borrower and Chemical Bank, as trustee, as amended, and (b) the Indenture dated as of August 1, 1992 between Union Carbide Plastics and Chemical Company, Inc., as issuer, Carbide (as guarantor) and Chemical Bank, as trustee, as amended, in each case as further amended from time to time.

        "Insurance Event" means any event that results in the Borrower or its Subsidiaries receiving Net Cash Proceeds of the type described in clause (b) of the definition of Net Cash Proceeds.

        "Intercompany Indebtedness" means Indebtedness owed by Borrower to one of its Subsidiaries or to Borrower by one of its Subsidiaries.

        "Inventory" has the meaning specified in the UCC.

        "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (c) any loan, advance (other than prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any deposit with a financial institution.

        "Investment Property" has the meaning specified in the Pledge and Security Agreement.

        "IRS" means the Internal Revenue Service of the United States or any successor thereto.

        "LIBOR" means, with respect to any calculation of interest under Section 2.11(a), the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate page 3750 as of

11:00 a.m., London time, on the date that is two Business Days prior to the first day of the applicable period for which such interest is payable.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor but excluding any right of set-off.

        "Loan" means any loan made by Lender under this Agreement, it being agreed that, except as provided in Section 2.4(f), a Credit Enhancement Obligation shall not be a Loan.

        "Loan Availability" means, as of any time, the Commitment in effect at such time less the sum of (a) the aggregate principal amount of Loans outstanding at such time and (b) the aggregate amount of Credit Enhancement Obligations outstanding as of such time.

        "Loan Documents" means, collectively, this Agreement, any and all Notes, the Collateral Documents, any and all Reimbursement Agreements (and any other agreements between Borrower and Lender related to such Reimbursement Agreements), and each certificate, agreement or document executed by Borrower and delivered to Lender in connection with or pursuant to any of the foregoing.

        "Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), operations, performance, prospects, assets, liabilities or properties of Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents (except as expressly permitted hereby or thereby), (d) the ability of Borrower to repay the Obligations, or (e) the rights and remedies of Lender under the Loan Documents.

        "Material Adverse Effect" means an effect or circumstances that results in or causes, or could reasonably be expected to result in or cause a Material Adverse Change.

        "Net Cash Proceeds" means (a) proceeds received by Borrower or its Subsidiaries after the Effective Date in cash or Cash Equivalents from any Asset Sale (other than Asset Sales permitted under Section 8.3), net of (x) the reasonable cash costs of sale, assignment or other disposition, and (y) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of (x) and (y) are provided to Lender in form and substance satisfactory to it; (b) proceeds of insurance (other than proceeds in respect of business interruption) covering property constituting Collateral (net of (i) reasonable expenses incurred directly in the collection thereof and (ii) (to the extent permitted hereby) contractually required payments of Indebtedness (other than the Obligations) secured by a Lien on the insured property (that is prior to any Lien granted under the Collateral Documents or is otherwise permitted by this Agreement) on account of the loss of or damage to any such assets or property, and payments of compensation for any such assets or property taken by expropriation, condemnation or eminent domain, to the extent such proceeds or payments exceed $100 million in the aggregate; and (c) proceeds received after the Effective Date by Borrower or its Subsidiaries in cash or Cash Equivalents from (i) any Equity Issuance, or (ii) any Debt Issuance (except for Indebtedness permitted under clauses (a) through (f) of Section 8.1), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that satisfactory evidence of such costs is provided to Lender.

        "Obligations" means all advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of every type and description, arising under this Agreement or under any other

Loan Document, including all fees and expenses and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to Borrower hereunder, whether direct or indirect, absolute or contingent, or due or to become due.

        "Participation Agreement" means the Participation Agreement dated as of April 1, 2000, with respect to Union Carbide Trust No. 2000-A, as amended from time to time.

        "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

        "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the date hereof, in substantially the form of Exhibit A, between Borrower and Lender, as amended from time to time.

        "Reimbursement Agreement" has the meaning specified in Section 2.4(e).

        "Reimbursement Obligations" means, at any time with respect to any Credit Enhancement, all matured reimbursement or repayment obligations of Borrower to Lender then owing under the Reimbursement Agreement relating to such Credit Enhancement as a result of Lender having advanced funds to the beneficiary of such Credit Enhancement.

        "Remaining Contingent Liabilities" has the meaning specified in Section 9.3.

        "Replacement Note" has the meaning specified in Section 3.1(b).

        "Requirement of Law" means, with respect to any Person, all federal, provincial, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

        "Scheduled Termination Date" means March 25, 2004.

        "SEC Reports" has the meaning specified in Section 4.3.

        "Securitization Documents" means each of (a)(i) the Receivables Contribution and Sale Agreement dated as of September 30, 1997, as amended and restated as of December 21, 2001, among Carbide and TDCC, each as a seller, and Chemars, Inc., as purchaser, and (ii) the other securitization documents related thereto, including the Receivables Purchase and Sale Agreement dated as of September 30, 1997, as amended and restated as of December 21, 2001, among Chemars Inc., TDCC, CIESCO, L.P., and Citicorp North America, Inc., as agent and (b)(i) the Receivables Sale Agreement dated as of June 15, 2001 between Carbide, as originator, and Chemars II LLC, as buyer and (ii) the other securitization documents related thereto, including the Receivables Purchase Agreement dated as of June 15, 2001, as amended as of December 21, 2001, among Chemars IL LLC, TDCC, as servicer, Preferred Receivables Funding Corporation, the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA, as agent.

        "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

        "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

        "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

        "Subsidiary" means, with respect to any Person, any affiliated entity that is controlled by such Person, directly or indirectly, through one or more intermediaries, where "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person.

        "Subsidiary Guarantee" means the Subsidiary Guarantee in favor of Lender to be executed and delivered by the Subsidiary Guarantors, substantially in the form of Exhibit C.

        "Subsidiary Guarantors" means, collectively, the Subsidiaries of Borrower identified on Schedule 1 hereto.

        "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement to be entered into among Lender and the Subsidiary Guarantors (other than Union Carbide Chemicals & Plastics Technology Corporation), substantially in the form of Exhibit C-1.

        "Termination Date" means the earliest of (a) the Scheduled Termination Date, (b) 30 days following written notice of termination from the Lender pursuant to Section 2.3(b), (c) the date of termination of the Commitment by the Borrower pursuant to Section 2.3(a), and (d) the date on which the Obligations become due and payable pursuant to Section 9.2.

        "UCC" has the meaning specified in the Pledge and Security Agreement.

        "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

        Section 1.2.    Computation of Time Periods.    In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

        Section 1.3.    Certain Terms..

          (a)  The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b)  References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c)  References in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

          (d)  References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e)  The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

          (f)    The terms "Lender" and "Borrower" include their respective successors.

ARTICLE II
LOANS

        Section 2.1.    Commitment.    On the terms and subject to the conditions contained in this Agreement, Lender agrees to make loans (each a "Loan") to Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the Commitment; provided, however, that at no time shall Lender be obligated to make a Loan to Borrower to the extent that the aggregate principal amount of Loans outstanding, after giving effect to such Loan, would exceed the Loan Availability at such time. Within the limits of the Commitment amounts of Loans repaid may be reborrowed under this Section 2.1.

        Section 2.2.    Borrowing Procedures.    Subject to the terms and conditions set forth herein, each Loan shall be made in accordance with the intercompany cash management program then in effect between Borrower and Lender. At any time following April 25, 2003, Lender may, by written notice to Borrower, require Borrower to deliver to Lender at least 10 days' written notice (and no more than 20 days' written notice) of any and all requested Loans or Credit Enhancements in excess of $15,000,000 (whether in one Loan or Credit Enhancement or in a series of related Loans or Credit Enhancements) that are to be used for payments to be made to Persons other than Lender and its Affiliates. Any such notice shall state the purpose for such requested Loan or Credit Enhancement (and with respect to any Credit Enhancement, any other information required to be provided pursuant to Section 2.4(c) below). In the event Lender elects not to make any of such Loans or Credit Enhancements to Borrower, Lender agrees to give Borrower notice of such election at least 5 days prior to the requested borrowing date.

        Section 2.3.    Reduction and Termination of Commitment

          (a)  Borrower may, or after April 25, 2003 Lender may, upon written notice to the other party at any time terminate in whole or reduce in part the unused portion of the Commitment. Any such termination or reduction in the Commitment shall be effective immediately upon delivery of such notice, whereupon (i) in the case where the Commitment is terminated, the obligation of Lender to make any Loan (including any Loan request outstanding at such time) or provide any Credit Enhancement pursuant to Section 2.4 shall immediately terminate, and (ii) in the case where the Commitment is reduced, the obligation of Lender to make any Loan shall immediately be limited to the amount of such reduced Commitment.

          (b)  In the event of termination of the Commitment pursuant to Section 2.3(a), Lender may, at any time and from time to time, demand payment from Borrower of all or any part of the outstanding Loans together with all accrued and unpaid interest thereon; provided that the repayment date shall be specified in Lender's notice and at least 30 days following Borrower's receipt of written notice from Lender.

          (c)  Upon any mandatory prepayment of Loans required pursuant to Section 2.8(a) as the result of an Asset Sale involving Collateral, the Commitment shall be permanently reduced by an amount equal to the lesser of (i) 50% of the Net Cash Proceeds received in such Asset Sale and (ii) the amount of the Commitment then in effect.

          (d)  Upon any mandatory prepayment of Loans required pursuant to Section 2.8(a) as the result of an Insurance Event, the Commitment shall be permanently reduced by an amount equal to the lesser of (i) 50% of the Net Cash Proceeds received as a result of such Insurance Event and (ii) the amount of the Commitment then in effect.

        Section 2.4.    Credit Enhancements.

          (a)  On the terms and subject to the conditions contained in this Agreement, Lender agrees to provide one or more Credit Enhancements at the request of Borrower from time to time during the period commencing on the Effective Date and ending on the earlier of the Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that Lender shall not be under any obligation to provide any Credit Enhancement if:

            (i)    the applicable conditions contained in Sections 3.1 and 3.2 are not then satisfied;

            (ii)  after giving effect to the issuance of such Credit Enhancement, the aggregate principal amount of Loans outstanding would exceed the Loan Availability;

            (iii)  Lender, in its sole discretion, is not satisfied with the relevant documentation proposed to evidence such Credit Enhancement; or

            (iv)  the issuance of such Credit Enhancement shall have the effect of preventing the occurrence of an Event of Default under Section 9.1(g) or remedying any such Event of Default.

          (b)  In no event shall the term of any Credit Enhancement be more than one year after the date of issuance thereof; provided, however, that any Credit Enhancement with a one-year term may provide for the renewal thereof for additional one-year periods.

          (c)  In connection with the provision of each Credit Enhancement, Borrower shall give the Lender at least 10 days' prior written notice (a "Credit Enhancement Request"), in such written or electronic form as is acceptable to Lender, of the requested Credit Enhancement. Such notice shall describe in reasonable detail the purposes of such Credit Enhancement, the nature and amount of the underlying obligation, the proposed effective date of such requested Credit Enhancement (which day shall be a Business Day), the date on which such Credit Enhancement is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Credit Enhancement is to be provided.

          (d)  Subject to Section 2.2 and the satisfaction of the conditions set forth in this Section 2.4, Lender shall, on the requested date, provide a Credit Enhancement on behalf of Borrower.

          (e)  Prior to the issuance of any Credit Enhancement by Lender, and as a condition of such issuance, Borrower shall have delivered to Lender a reimbursement agreement, in such form as Lender may require (a "Reimbursement Agreement"), signed by Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

          (f)    Borrower agrees to pay to Lender the amount of all Reimbursement Obligations owing to Lender on the Termination Date or such earlier date on which such amounts are due and payable under the relevant Reimbursement Agreement, irrespective of any claim, set-off, defense or other right which such Borrower may have at any time against Lender or any other Person. In the event that Lender makes any payment under any Credit Enhancement and Borrower shall not have repaid such amount to Lender pursuant to this clause (f) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Loans during such period, and then Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent Lender hereby irrevocably waives), be deemed to have made a Loan to Borrower in the principal amount of such unpaid Reimbursement Obligation.

          (g)  Borrower's obligation to pay each Reimbursement Obligation shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

            (i)    any lack of validity or enforceability of any Credit Enhancement or any Loan Document, or any term or provision therein;

            (ii)  any amendment or waiver of or any consent to or departure from all or any of the provisions of any Credit Enhancement or any Loan Document (provided, that any such amendment shall have been approved in writing by Borrower if the effect of such amendment would have resulted in an increase in Borrower's applicable Credit Enhancement Obligations);

            (iii)  the existence of any claim, right of set-off, defense or other right that Borrower or any of its Subsidiaries or other party guaranteeing, or otherwise obligated with, Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Credit Enhancement, Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

            (iv)  any document presented under a Credit Enhancement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v)  payment by Lender under a Credit Enhancement against presentation of a document that does not comply with the terms of such Credit Enhancement; and

            (vi)  any other act or omission to act or delay of any kind of Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Borrower's obligations hereunder.

Any action taken or omitted to be taken by Lender under or in connection with any Credit Enhancement shall not form the basis of any resulting liability of Lender to Borrower. In determining whether documents presented under a Credit Enhancement comply with the terms thereof, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Credit Enhancement, Lender may rely exclusively on the documents presented to it under such Credit Enhancement as to any and all matters set forth therein, including reliance on the amount therein requested to be paid under such Credit Enhancement, whether or not the amount due to the beneficiary thereunder equals such amount and whether or not any document presented pursuant to such Credit Enhancement proves to be insufficient in any respect, if such document on its face appears to be in order.

        Section 2.5.    Repayment of Loans.    Borrower shall repay the entire unpaid principal amount of the Loans on the Termination Date or on such earlier date that the Loans become due and payable hereunder.

        Section 2.6.    Evidence of Debt, Obligations of Borrower.

          (a)  Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of Borrower to Lender resulting from each Loan by Lender from time to time under this Agreement, including the amounts of principal and interest payable and paid to

  Lender from time to time under this Agreement. The entries made in any such account or accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

          (b)  Notwithstanding any other provision of this Agreement, in the event that Lender requests that Borrower execute and deliver a promissory note or notes payable to Lender in order to evidence the Indebtedness owing to Lender by Borrower hereunder, Borrower will promptly execute and deliver a note or notes to Lender evidencing any Loans of Lender, substantially in the form of Exhibit B.

        Section 2.7.    Optional Prepayments.    Borrower may (in addition to the obligations under Section 2.8), prepay the outstanding principal amount of the Loans at any time in whole or in part without prepayment premium or penalty.

        Section 2.8.    Mandatory Prepayments.

          (a)  Upon receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Asset Sale (other than Asset Sales permitted by Section 8.3), Equity Issuance, Debt Issuance or Insurance Event, Borrower shall immediately prepay its Loans such that the aggregate amount of all such payments is equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with Section 2.11(c) below.

          (b)  If at any time the aggregate principal amount of Loans exceeds the Commitment then, at such time Borrower shall prepay its Loans then outstanding such that the aggregate amount of all such payments is equal to such excess. Any such mandatory prepayment shall be applied in accordance with Section 2.11(c) below.

          (c)  Borrower agrees that all available funds in an Approved Deposit Account of Borrower shall be applied on a daily basis in accordance with Section 2.11(c). If there are no Loans outstanding and no other Obligations are then due and payable, then the funds in such Approved Deposit Account shall be retained in such Approved Deposit Account.

        Section 2.9.    Interest

          (a)  Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest at the Applicable Rate as in effect from time to time, (i) in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and (ii) in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full.

          (b)  Interest Payments. Interest accrued on each Loan shall be payable in cash in arrears (i) on the twenty-fifth day of each calendar month, commencing on April 25, 2003, and (ii) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

          (c)  Default Interest. Notwithstanding the rates of interest specified in Section 2.9(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations due and payable shall bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

        Section 2.10.    Fees

          (a)  Credit Enhancement Fees. With respect to each Credit Enhancement provided by Lender hereunder, Borrower agrees to pay Lender a fee accruing at a rate per annum equal to two and one-half percent (2.5%) of the maximum Credit Enhancement Contingent Liability of Borrower to Lender outstanding from time to time under such Credit Enhancement, payable in arrears (A) on the first day of each calendar month commencing on the first such day following the issuance of such Credit Enhancement and (B) on the Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent (2%) per annum and shall be payable on demand.

          (b)  No Other Fees. Except as expressly provided in Section 2.10(a), no fees of any kind will be paid by Borrower to Lender or any of Lender's Affiliates, pursuant to this Agreement or otherwise, as a result of the financial accommodations provided by Lender under this Agreement or any other Loan Document, including any unused commitment fees, closing fees, funding fees, monitoring fees, documentation fees or other fees.

        Section 2.11.    Payments and Computations; Protective Advances

          (a)  All computations of interest and fees shall be made by Lender on the basis of a year of 36 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (b)  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

          (c)  Subject to the provisions of Section 2.11(d) and (except as otherwise provided in Section 2.8 or 2.9), all payments and any other amounts received by Lender from or for the benefit of Borrower shall be applied: first, to repay the then outstanding principal amount of Loans until all Loans shall have been repaid in full, second, to repay Reimbursement Obligations until such Reimbursement Obligations are paid in full, third, to provide cash collateral for any outstanding Credit Enhancement Contingent Liabilities in the manner set forth in Section 9.3 until all such Credit Enhancement Contingent Liabilities have been fully cash collateralized in the manner set forth therein, and fourth, to any other Obligations then due and payable.

          (d)  After the occurrence and during the continuance of an Event of Default, upon either (A) the written direction of Lender or (B) the acceleration of the Obligations pursuant to Section 9.2, all payments in respect of any Obligations and all funds on deposit in any Approved Deposit Account and all other proceeds of Collateral shall be applied in the following order:

            (i)    first, to pay Obligations in respect of any expense reimbursements or indemnities then due to Lender;

            (ii)  second, to pay Obligations in respect of any fees then due to the Lender under Section 2.10(a);

            (iii)  third, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

            (iv)  fourth, to pay or prepay principal payments on Loans and Reimbursement Obligations and to provide cash collateral for outstanding Credit Enhancement Contingent Liabilities in the manner described in Section 9.3; and

            (v)  fifth, to the ratable payment of all other Obligations.

          (e)  Notwithstanding anything to the contrary set forth herein, all repayments of any Loans shall be applied first to repay any portion of such Loans that is not secured by Collateral under the Pledge and Security Agreement and then to repay the portion of such Loans that is secured by Collateral thereunder, it being the parties' intent that the portion of such Loans last remaining unpaid shall be secured thereby.

ARTICLE III
CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

        Section 3.1.    Conditions Precedent to the Effectiveness of this Agreement.    This Agreement shall become effective on the date (the "Effective Date") on which all of the following conditions precedent have been first satisfied (unless waived by Lender or the time for satisfaction thereof has been extended by Lender):

          (a)    Certain Documents.    Lender shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by Lender, in form and substance satisfactory to Lender:

            (i)    this Agreement, duly executed and delivered by Borrower and Lender;

            (ii)  the Pledge and Security Agreement, duly executed and delivered by Borrower and Lender;

            (iii)  a certificate of the Secretary or an Assistant Secretary of Borrower certifying and attaching (A) the names and true signatures of each officer of Borrower authorized to execute and deliver Loan Documents required hereunder to be executed and delivered by or on behalf of Borrower, (B) the resolutions of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated by this Agreement, and (C) a copy of the Constituent Documents of Borrower; and

            (iv)  such other certificates, documents, agreements and information respecting Borrower as Lender may reasonably request.

          (b)    Existing Credit Facility.    Lender shall have terminated its commitment to advance loans to Borrower under the Existing Credit Agreement, and Borrower and Lender shall have converted all of the outstanding principal amount of all loans thereunder (together with accrued and unpaid interest thereon) into an unsecured promissory note in the form attached hereto as Exhibit D (the "Replacement Note").

          (c)    Consents, Etc.    Borrower shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow Borrower lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the other Loan Documents, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents, in each case except for those consents specified in Schedule 2.

        Section 3.2.    Conditions Precedent to Each Loan and Credit Enhancement.    The obligation of Lender to make any Loan or provide any Credit Enhancement on any date (including the Effective Date) is subject to the satisfaction of all of the following conditions precedent (unless waived by Lender or the time for satisfaction thereof has been extended by Lender):

          (a)  Credit Enhancement Request. With respect to any Credit Enhancement, Lender shall have received a duly executed Credit Enhancement Request.

          (b)  Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Credit Enhancement, both before and after giving effect thereto and to the application of the proceeds from any such Loan and to such Credit Enhancement:

            (i)    the representations and warranties set forth in Article IV and in the other Loan Documents shall have been true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

            (ii)  no Default or Event of Default has occurred and is continuing.

          (c)  No Material Adverse Change or Effect. Lender shall be satisfied that there shall have occurred no Material Adverse Change or Material Adverse Effect since March 25, 2003.

          (d)  No Legal Impediments. The making of the Loan or Credit Enhancement on such date does not violate any Requirement of Law on the date of such Loan or Credit Enhancement and is not enjoined, temporarily, preliminarily or permanently.

          (e)  Consents. With respect to each Loan and Credit Enhancement to be provided on or after May 1, 2003, the Borrower shall have obtained all of the consents specified in Schedule 2.

          (f)    Subsidiary Documents. With respect to each Loan and Credit Enhancement to be provided on or after April 25, 2003, each of the Subsidiary Guarantee and the Subsidiary Pledge Agreement shall have been duly executed and delivered to Lender by each Subsidiary Guarantor that is a party thereto.

The acceptance by Borrower of the proceeds of each Loan made in accordance with Section 2.2, and each submission by Borrower of a Credit Enhancement Request and the issuance of each Credit Enhancement requested therein, shall be deemed to constitute a representation and warranty by Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or Credit Enhancement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

        To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that, on and as of the Effective Date, after giving effect to the making, or the continuation, of the Loans on the Effective Date and on and as of each date as required by Section 3.2(b)(i):

        Section 4.1.    Corporate Existence; Compliance with Law.    Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of New York; (b) is duly qualified as a foreign corporation and in good standing under the laws of the States of Connecticut, West Virginia, Louisiana and Texas; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except where the failure to do so would not in the aggregate have a Material Adverse Effect; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for the ownership, operation and conduct referred to in clause (c) above, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

        Section 4.2.    Corporate Power; Authorization; Enforceable Obligations

          (a)  The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated thereby:

            (i)    are within Borrower's corporate, limited liability company, partnership or other powers;

            (ii)  have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

            (iii)  do not and will not (A) contravene Borrower's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other applicable Requirement of Law applicable to Borrower, or any order or decree of any Governmental Authority or arbitrator applicable to Borrower, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of Borrower or any of its Subsidiaries, except where such conflict, breach, default, termination or acceleration would not have a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries, other than those in favor of Lender pursuant to the Collateral Documents; and

            (iv)  do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 2 (which will be delivered to Lender when and if they are obtained) and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b)  This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by Borrower. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

        Section 4.3.    Litigation.    Except for litigation disclosed in any report, schedule, form or registration statement filed by Borrower with the Securities and Exchange Commission (collectively, the "SEC Reports"), there are no pending or, to the knowledge of Borrower, threatened actions, investigations or proceedings affecting Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator which would reasonably be expected to be adversely determined and which, if adversely determined, would have a Material Adverse Effect. The performance of any action by Borrower required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

        Section 4.4.    No Defaults

          (a)  Neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of Borrower, no other party is in default under or with respect to any Contractual Obligation owed to Borrower or its Subsidiaries, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

          (b)  No Default or Event of Default has occurred and is continuing.

        Section 4.5.    Use of Proceeds.    The proceeds of the Loans are being used by Borrower and its Subsidiaries solely for (i) their respective businesses consistent with past custom and practice and arising out of the Borrower and its Subsidiaries' normal operation of their respective businesses, or

(ii) the purposes described on Schedule 3, and, except as set forth on Schedule 3, shall not be used for any extraordinary payments of Borrower or any of its Subsidiaries.

ARTICLE V
[INTENTIONALLY OMITTED]

ARTICLE VI
REPORTING COVENANTS

        As long as any of the Obligations (in respect of Loans, interest or fees thereon and expenses related thereto) or the Commitments remain outstanding, unless the Lender otherwise consents in writing, Borrower agrees with Lender that:

        Section 6.1.    Default Notices.    As soon as practicable, and in any event within two Business Days after a Responsible Officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, Borrower shall give Lender notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

        Section 6.2.    Asset Sales.    Prior to any Asset Sale (other than any Asset Sale permitted by Section 8.3), Borrower shall send Lender a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by Borrower or any of its Subsidiaries, and (c) identifying the assets being sold and whether they constitute Collateral.

        Section 6.3.    Other Information.    Borrower will provide Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower or any of its Subsidiaries as Lender may from time to time reasonably request.

ARTICLE VII
AFFIRMATIVE COVENANTS

        As long as any of the Obligations (in respect of Loans, interest or fees thereon and expenses related thereto) or the Commitments remain outstanding, unless the Lender otherwise consents in writing, Borrower agrees with Lender that:

        Section 7.1.    Preservation of Corporate Existence, Etc    Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate, partnership, limited liability company or other existence, rights (charter and statutory) and franchises, except (i) as permitted by Sections 8.3 and 8.4 and (ii) the abandonment of such existence, rights and franchises which are no longer necessary or desirable to the conduct of the business of Borrower or its Subsidiaries and (iii) as to which the abandonment of such existence, rights or franchises would not in the aggregate have a Material Adverse Effect.

        Section 7.2.    Compliance with Laws, Etc.    Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits (and maintain in full force and effect all contracts constituting such Contractual Obligations and such Permits), except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

        Section 7.3.    Conduct of Business.    Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and substantially in accordance with past practice and (b) use its reasonable efforts, in the ordinary course and substantially in accordance with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

        Section 7.4.    Access.    Borrower shall from time to time, permit, and shall cause each of its Subsidiaries to permit, Lender or any of its agents or representatives, within one Business Day after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of Borrower and each of its Subsidiaries, (b) visit the properties of Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with Borrower's independent certified public accountants; provided, however, that Borrower may participate in such communication unless a Default or Event of Default has occurred and is continuing. Borrower shall authorize its independent certified public accountants (and any of its Subsidiaries' accountants) to disclose to Lender any and all financial statements and other information of any kind, as Lender reasonably requests from Borrower or any of its Subsidiaries and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower or any of its Subsidiaries.

        Section 7.5.    Keeping of Books.    Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Borrower and each such Subsidiary.

        Section 7.6.    Application of Proceeds.    Without the prior written consent of Lender, Borrower and its Subsidiaries shall use the entire amount of the proceeds of the Loans as provided in Section 4.5.

        Section 7.7.    Further Assurances.    Promptly upon the reasonable request by Lender, Borrower shall, and shall ensure that each of its Subsidiaries shall, take such action as Lender may request (including the execution, amendment, delivery, filing and registration of any Loan Document or other document, certificate, agreement or instrument) in order to correct any material defect or error which may be discovered which impairs, or may fail to provide, the intended legality, effectiveness, accuracy, perfection or priority of any Loan Document. As soon as reasonably practicable after the Effective Date, Borrower shall obtain the consents specified in Schedule 2.

        Section 7.8.    Approved Deposit Accounts and Cash Management System

          (a)  As soon as reasonably practicable, Borrower shall ensure that bank accounts and cash management systems shall be implemented and maintained as reasonably requested by Lender, including the establishment of Approved Deposit Accounts.

          (b)  Lender shall have a perfected first priority lien on the Approved Deposit Accounts. During the continuance of any Default or Event of Default, as long as any of the Obligations or the Commitment remain outstanding, neither Borrower nor any Person or entity claiming by, through or under Borrower shall have any control over the use of, or any right to effect a withdrawal from, any Approved Deposit Account.

          (c)  At any time and from time to time, Lender may require Borrower and its Subsidiaries to deposit all or any lesser portion of their cash into Approved Deposit Accounts and, for purposes thereof (i) to create additional Approved Deposit Accounts and/or (ii) promptly to convert all or any lesser portion of their Cash Equivalents into cash.

ARTICLE VIII
NEGATIVE COVENANTS

        As long as any of the Obligations (in respect of Loans, interest or fees thereon and expenses related thereto) or the Commitments remain outstanding, unless the Lender otherwise consents in writing, Borrower agrees with Lender that:

        Section 8.1.    Indebtedness.    Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  the Obligations;

          (b)  Indebtedness existing on the date of this Agreement;

          (c)  Capital Lease Obligations and purchase money Indebtedness incurred by Borrower or its Subsidiaries to finance the acquisition of Real Property or Equipment in an aggregate outstanding principal amount not to exceed $20,000,000 at any time;

          (d)  renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (c) of this Section 8.1; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (e)  Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

          (f)    Intercompany Indebtedness;

          (g)  Indebtedness of Chemars II, LLC to Lender arising in connection with the Securitization Documents; and

          (h)  unsecured Indebtedness not otherwise permitted under this Section 8.1 in an aggregate outstanding principal amount not to exceed $20,000,000 at any time.

        Section 8.2.    Liens, Etc.    Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)  Liens created pursuant to the Loan Documents;

          (b)  Liens existing on the date of this Agreement;

          (c)  Customary Permitted Liens;

          (d)  purchase money Liens granted by Borrower or any Subsidiary of Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(b), (c) or (d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e)  judgment Liens to the extent the underlying judgment does not constitute an Event of Default under Section 9.1(g); and

          (f)    any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section 8.2 without any change in the assets subject to such Lien.

        Section 8.3.    Sale of Assets.    Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (any such disposition being an "Asset Sale"), except:

          (a)  the sale or disposition in the ordinary course of business of Inventory or Cash Equivalents;

          (b)  the sale or disposition of Equipment which has become obsolete or is replaced in the ordinary course of business;

          (c)  the lease or sublease of Real Property or personal property which does not constitute a sale and leaseback;

          (d)  assignments and licenses of intellectual property of Borrower and its Subsidiaries in the ordinary course of business;

          (e)  the sale or disposition of assets in connection with the assignment of Borrower's rights and obligations under the Participation Agreement to Lender;

          (f)    any other Asset Sales (including any disposition of assets to a joint venture by Borrower or its Subsidiaries) the aggregate Fair Market Value of which shall not exceed $100,000,000; and

          (g)  additional Asset Sales by Borrower and its Subsidiaries (other than in respect of (i) property subject to Liens under the Collateral Documents and (ii) property subject to Liens securing Indebtedness of Borrower or such Subsidiary) to Borrower or any of its Subsidiaries.

        Section 8.4.    Restrictions on Subsidiary Distributions; No New Negative Pledge.    Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (b), (c), or (d) of Section 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) or in connection with an Asset Sale which is permitted under Section 8.3 (in respect only of the assets subject thereto) or pursuant to customary anti-assignment provisions contained in leases or licenses permitted under this Agreement or as otherwise contained, at the date hereof, in the Indentures, the Participation

Agreement, the Securitization Documents or in or any other agreement by which the Borrower or any of its Subsidiaries is bound that is in effect as of the Effective Date, Borrower will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, Borrower or any other Subsidiary of Borrower or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligations to be equally and ratably secured with the Obligations.

        Section 8.5.    Payment of Junior Indebtedness.    Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of Indebtedness of the Borrower or its Subsidiaries, except for regularly scheduled principal or interest payments owing with respect to Indebtedness permitted under Section 8.1(a), (b), (d), (f) or (g) or payments owing in respect of Capital Lease Obligations permitted under Section 8.1.

ARTICLE IX
EVENTS OF DEFAULT

        Section 9.1.    Events of Default.    Each of the following events shall be an Event of Default:

          (a)  Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or

          (b)  Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

          (c)  any representation or warranty made or deemed made by Borrower in any Loan Document or by Borrower (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d)  Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any other Loan Document (other than the payment obligations referred to in clauses (a) and (b) above) if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of Borrower becomes aware of such failure or (B) written notice thereof shall have been given to Borrower by Lender; or

          (e)  (i) Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $12,500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f)    Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts or any similar relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Borrower or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or Borrower or any of its Subsidiaries shall authorize any of the actions set forth above in this subsection (f); or

          (g)  one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $50,000,000 (in the case of a money judgment), or which would have a Material Adverse Effect (in the case of a non-money judgment) to the extent not covered by insurance, bonded or otherwise fully provided for, shall be rendered against one or more of Borrower and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (unless during such period such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal); or

          (h)  any material provision (as determined by Lender) of any Collateral Document after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, Borrower or Borrower shall so state in writing; or

          (i)    after a valid Lien has been created on any Collateral, any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or Borrower shall so state in writing; or

          (j)    any Change of Control.

        Section 9.2.    Remedies

          (a)  During the continuance of any Event of Default other than an Event of Default of the type described in Section 9.1(f) or (j), Lender may by notice to Borrower declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

          (b)  During the continuance of any Event of Default of the type described in Section 9.1(f) or (j), all Loans, all interest thereon and all other amounts and Obligations payable under this Agreement shall automatically be due and payable without action of the Lender, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

          (c)  In addition to the remedies set forth above, Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

        Section 9.3.    Actions in Respect of Credit Enhancements.    Upon the Termination Date, the Borrower shall pay to Lender in immediately available funds at Lender's office referred to in Section 10.5, for deposit in a cash collateral account (the "Cash Collateral Account") to be maintained in the name of Lender at such place as shall be designated by Lender, an amount equal to (a) 110% of the sum of all outstanding Credit Enhancement Contingent Liabilities which are denominated in U.S. dollars and (b) 125% of the sum of all outstanding Credit Enhancement Contingent Liabilities (if any) which are denominated in currencies other than U.S. dollars. Lender may, from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in accordance with Section 2.11(d)(iii) and (iv), as shall have become or shall become due and payable by Borrower to Lender in respect of such Credit Enhancement Contingent Liabilities. Lender shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. At the end of each calendar quarter following the establishment of the Cash Collateral Account, Lender shall determine the aggregate amount of all Credit Enhancement Contingent Liabilities outstanding at the end of such calendar quarter (the "Remaining Contingent Liabilities") and, if the cash then on deposit in the Cash Collateral Account exceeds an amount equal to the sum of (a) 110% of the sum of all Remaining Contingent Liabilities which are denominated in U.S. dollars and (b) 125% of the sum of all Remaining Contingent Liabilities (if any) which are denominated in currencies other than U.S. dollars, Lender shall release such excess to Borrower within 30 days of the end of such calendar quarter. Any determination of Remaining Contingent Liabilities hereunder shall be conclusive and binding for all purposes, absent manifest error. Except as provided in the foregoing sentence, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account at any time prior to the termination of all outstanding Credit Enhancements and the payment in full of all then outstanding and payable monetary Obligations, but thereafter any amounts remaining in the Cash Collateral Account shall be for the sole account of Borrower.

ARTICLE X
MISCELLANEOUS

        Section 10.1.    Amendment, Waivers, Etc.    No amendment, waiver or consent shall, unless in writing and signed by the party against whom enforcement is sought, affect the rights or obligation of such party under this Agreement or the other Loan Documents.

        Section 10.2.    Expenses

          (a)  Borrower agrees upon demand to pay, or reimburse the Lender for, all of Lender's reasonable expenses of every type and nature (other than fees and expenses of legal counsel) reasonably incurred by Lender in connection with (i) the preparation, negotiation and execution of the Loan Documents, (ii) the interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any Credit Enhancement and the making of the Loans or Credit Enhancements hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents; (iv) the ongoing administration of this Agreement, the Loans and the Credit Enhancements; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, Borrower, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which Lender is served or deposition or other proceeding in which Lender is called to testify, in each case, relating in any way to the Obligations, Borrower, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b)  Borrower further agrees to pay, or reimburse the Lender for, all of Lender's reasonable expenses of every type and nature (other than fees and expenses of legal counsel) reasonably incurred by Lender in connection with (i) enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) refinancing or restructuring the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations or Borrower and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

        Section 10.3.    Indemnities

          (a)  Borrower agrees to indemnify and hold harmless Lender and each of its directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee, but excluding taxes imposed on or measured by the Indemnitee's net income and franchise taxes, imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Indemnitee is organized or in which its principal office is located) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Credit Enhancement or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters").

          (b)  Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

        Section 10.4.    Limitation of Liability.    Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Borrower or any of its Subsidiaries or any of their present or future equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents.

        Section 10.5.    Right of Set-off.    Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all funds at any time held and other indebtedness or other amounts at any time owing by Lender or such Affiliates to or for the credit or the account of Borrower (or any Subsidiary Guarantor) against any and all of the Obligations now or hereafter existing whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower (and, if applicable, such Subsidiary Guarantor) after any such set-off and application is made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 10.5 are in addition to the other rights and remedies (including other rights of set-off) which Lender may have. In the event any amount is set-off against any unmatured Credit Enhancement Obligation, the amount set-off against such unmatured Credit Enhancement Obligation shall be used to cash collateralize such Credit Enhancement Obligation in accordance with Section 9.3.

        Section 10.6.    Notices, Etc.    All notices, demands, requests and other communications provided for in this Agreement shall be given in writing and addressed to the party to be notified as follows:

          (a)  if to Borrower:

      Union Carbide Corporation
      39 Old Ridgebury Road
      Danbury, CT 06817-0001
      Attention: Treasurer

      with copies (which shall not constitute notice to Borrower) to:

      Union Carbide Corporation
      39 Old Ridgebury Road
      Danbury, CT 06817-0001
      Attention: General Counsel

      and

      Cleary, Gottlieb, Steen & Hamilton
      One Liberty Plaza
      New York, NY 10006
      Attention: Yvette P. Teofan, Esq.

          (b)  if to Lender, to:

      The Dow Chemical Company
      2030 Dow Center
      Midland, MI 48674
      Attention: Treasurer

      with copies (which shall not constitute notice to Lender) to:

      The Dow Chemical Company
      2030 Dow Center
      Midland, MI 48674
      Attention: Manager of Financial Law

      and

      Kirkland & Ellis
      153 East 53rd Street
      Citigroup Center
      New York, NY 10022
      Attention: Kimberly P. Taylor, Esq.

or at such other address as shall be notified in writing to Borrower and Lender. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), or when deposited in the mails (if sent by mail); provided, however, that notices and communications to Lender pursuant to Article II or IX shall not be effective until received by Lender.

        Section 10.7.    No Waiver; Remedies.    No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 10.8.    Binding Effect.    This Agreement shall become effective on the Effective Date and thereafter this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

        Section 10.9.    Governing Law.    This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        Section 10.10.    Submission to Jurisdiction.    Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

        Section 10.11.    Waiver of Jury Trial.    EACH OF THE LENDER AND BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

        Section 10.12.    Marshaling; Payments Set Aside.    Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party. To the extent that Borrower makes a payment or payments to Lender in respect of Obligations or Lender receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

        Section 10.13.    Section Titles.    The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        Section 10.14.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

        Section 10.15.    Entire Agreement.    This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:
UNION CARBIDE CORPORATION
By:	/s/ EDWARD W. RICH Name: Edward W. Rich Title: Vice President and Treasurer
Lender:
THE DOW CHEMICAL COMPANY
By:	/s/ J.P. REINHARD Name: J.P. Reinhard Title: Executive Vice President and Chief Financial Officer

Schedule 1
Subsidiary Guarantors

1.
Catalysts, Adsorbents and Process Systems, Inc. (a Maryland corporation)

2.
UCMG LLC (a Delaware corporation)

3.
Union Carbide Subsidiary C, Inc. (a Delaware corporation)

4.
Union Carbide Chemicals & Plastics Technology Corporation (a Delaware corporation)

Schedule 2
Required Consents

1.    UCC must obtain the consent of Petrochemical Industries Company K.S.C. in order to pledge its interest in EQUATE Petrochemical Company K.S.C. ("EQUATE") to TDCC.

2.    UCC must obtain the consent of Samsung Fine Chemicals Co., Ltd. and BP Chemicals (Korea) Limited in order pledge its shares in Asian Acetyls Co., Ltd. ("Asian Acetyls") to TDCC.

3.    UCC must obtain the consent of Exxon Corporation in order to pledge its interest in the shares of Union Carbide Subsidiary C, Inc. to TDCC.

4.    Any consent required in the financing documents related to (i) EQUATE, (ii) Asian Acetyls (iii) UOP LLC, (iv) Nippon Unicar Co., Ltd. (v) Univation Technologies, LLC and (vi) Optimal Glycols (Malaysia) Sdn. Bhd., Optimal Chemicals (Malaysia) Sdn. Bhd. and Optimal Olefins (Malaysia) Sdn. Bhd.

5.    Such actions as foreign counsel advises are necessary for the perfection of interests in non-U.S. entities.

Schedule 3
Approved Uses of Proceeds

1.    Payment of Reimbursement Obligations to Lender in respect of the following Credit Enhancements to be issued by Lender:

          (a)  A Letter of Credit (for which Lender will be the account party) to be issued by Bank of America National Trust and Savings Association in favor of National Commercial Bank (Riyad) (Saudi tax appeal).

          (b)  A General Agreement of Indemnity to be entered into between Lender and SAFECO Insurance Companies ("SAFECO") relating to surety bonds issued by SAFECO on behalf of Borrower.

EXHIBIT A

FORM OF PLEDGE AND SECURITY AGREEMENT

        This PLEDGE AND SECURITY AGREEMENT is dated as of March 25, 2003, by UNION CARBIDE CORPORATION, a New York corporation ("Carbide" or "Grantor"), in favor of THE DOW CHEMICAL COMPANY, a Delaware corporation ("TDCC" or "Lender").

W I T N E S S E T H:

        WHEREAS, Carbide is a party to a Credit Agreement dated as of the date first above written (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Credit Agreement") between Carbide, as borrower, and TDCC, as lender;

        WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, Carbide is required to execute and deliver this Agreement; and

        WHEREAS, to secure the due and punctual payment and performance of, among other things, the obligations of Carbide arising under the Credit Agreement, Carbide wishes to grant to TDCC a security interest in the Collateral (as defined below), subject to the limitations set forth herein;

        NOW, THEREFORE, in consideration of the premises and to induce TDCC to enter into the Credit Agreement and to induce TDCC to make and/or continue extensions of credit to Carbide thereunder, Carbide hereby agrees with TDCC as follows:

ARTICLE I

DEFINED TERMS

        Section 1.1    Definitions.

          (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

          (b)  Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

      "Account Debtor"
      "Cash proceeds"
      "Deposit Account"
      "Instruments"
      "Investment Property"
      "Proceeds"
      "Security"
      "Security Entitlement"

          (c)  The following terms shall have the following meanings:

        "Agreement" means this Pledge and Security Agreement.

        "Approved Deposit Account" means a Deposit Account maintained by Grantor with a Deposit Account Bank, which account is the subject of an effective Deposit Account Control Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Deposit Account.

        "Collateral" has the meaning specified in Section 2.1.

        "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding indebtedness for borrowed money or guarantees thereof due within 12 months) and (b) goodwill, as reflected in the Company's most recent consolidated balance sheet preceding the relevant date of a determination, such amount to be calculated in accordance with Section 4.04(9) of the Indenture.

        "Debt Obligations" means (i) at any time when Grantor is bound by the restrictions set forth in Section 5.5 of the Participation Agreement, any Obligation that would constitute "Debt" as defined in Section 5.1 of the Participation Agreement, and (ii) at any time when Grantor is not bound by the restrictions set forth in Section 5.5 of the Participation Agreement, any Obligations for borrowed money or any guarantee of such Obligation.

        "Deposit Account Bank" means a financial institution selected or approved by Lender and with respect to which Grantor has delivered to Lender an executed Deposit Account Control Agreement.

        "Deposit Account Control Agreement" means a letter agreement in form and substance satisfactory to Lender, executed by Grantor, Lender and the relevant Deposit Account Bank.

        "Designated Joint Ventures" means any of the Pledged Collateral identified as a "Designated Joint Venture" on Schedule 2.

        "Indenture" means the Indenture dated as of June 1, 1995 between Grantor and Chemical Bank, as trustee, as amended.

        "Intercompany Note" means any promissory note evidencing Intercompany Indebtedness.

        "LLC" means each limited liability company in which Grantor has an interest identified on Schedule 2.

        "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

        "Non-Debt Obligations" means all Obligations other than Debt Obligations.

        "Obligations" means all advances, debts, liabilities, obligations, covenants and duties owing by Grantor to Lender of every type and description, arising under (i) the Credit Agreement or under any other Loan Document, including all Loans and Credit Enhancement Obligations and all fees and expenses and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to Grantor under the Credit Agreement or any other Loan Document, or (ii) any other transaction, arrangement, agreement, guarantee, indemnity or extension or enhancement of credit entered into or provided by Lender to or on behalf of Grantor from and after the date hereof, in each case whether direct or indirect, absolute or contingent, or due or to become due.

        "Participation Agreement" means the Participation Agreement dated as of April 1, 2000, with respect to Union Carbide Trust No. 2000-A, as amended from time to time.

        "Partnership" means each partnership in which Grantor has an interest identified on Schedule 2.

        "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

        "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, all certificates or other instruments representing any of the foregoing, all Security Entitlements of Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

        "Pledged LLC Interests" means all of Grantor's right, title and interest as a member of the LLCs set forth on Schedule 2 and all of Grantor's right, title and interest in, to and under any LLC Agreement with respect thereto to which it is a party.

        "Pledged Notes" means all right, title and interest of Grantor in the Instruments evidencing Intercompany Indebtedness (including any Intercompany Notes) owed to Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

        "Pledged Partnership Interests" means all of Grantor's right, title and interest as a limited and/or general partner in the Partnerships set forth on Schedule 2 and all of Grantor's right, title and interest in, to and under any Partnership Agreements with respect thereto to which it is a party.

        "Pledged Stock" means the shares of capital stock owned by Grantor identified on Schedule 2; provided, however, that so long as doing otherwise would result in adverse tax consequences to Grantor, the amount of outstanding capital stock of any Subsidiary that is not a domestic Subsidiary that is pledged or deemed to be pledged hereunder shall not exceed the amount of shares of capital stock possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such Subsidiary entitled to vote.

        "Restricted Property" means any shares of capital stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

        "Restricted Subsidiary" means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States and owns a manufacturing facility located in the United States.

        "Secured Obligations" means the Debt Obligations and Non-Debt Obligations owed by Grantor to Lender.

        "Securities Act" means the Securities Act of 1933, as amended.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        "Wholly-Owned Subsidiary" means a Subsidiary of which 100% of the outstanding voting stock or equity securities are owned directly or indirectly by Grantor.

        Section 1.2    Certain Other Terms.

          (a)  The words "herein", "hereof", "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

          (b)  References herein to Schedule, Article, Section, subsection or clause refer to the appropriate Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d)  Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments,

  restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

          (e)  The term "including" means "including without limitation" except when used in the computation of time periods.

          (f)    The terms "Lender" and "Grantor" include their respective successors.

          (g)  References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II

GRANT OF SECURITY INTEREST

        Section 2.1    Collateral.    For the purposes of this Agreement, all of the following property now owned by Grantor or in which Grantor now has any right, title or interests is collectively referred to as the "Collateral":

          (a)  all Pledged Collateral;

          (b)  all Deposit Accounts;

          (c)  all books and records pertaining to the property described in clauses (a) and (b) of this Section 2.1; and

          (d)  to the extent not otherwise included, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above: (1) to the extent the security interest created by this Agreement is securing indebtedness for borrowed money or guarantees of indebtedness for borrowed money (collectively "Funded Debt"), such security interest shall not extend to, and the term "Collateral" shall not include, any Restricted Property (except to the extent the aggregate Funded Debt secured by Restricted Property hereunder does not exceed at any time outstanding 10% of Consolidated Net Tangible Assets); (2) so long as Grantor is bound by Section 5.5 of the Participation Agreement, the maximum principal amount of Debt Obligations secured hereunder shall not exceed at any time outstanding the sum of (x) $800,000,000 plus (y) the amount of Debt Obligations to the extent secured by Designated Joint Ventures; (3) any Pledged Collateral if the grant of a security interest therein would constitute a violation or breach of any other agreement by which Grantor is bound; and (4) any Deposit Accounts for which the relevant depository bank's jurisdiction is not in the United States and acceptable arrangements cannot be made in the United States. The parties hereto agree that the amount of Debt Obligations that may be secured under this Agreement is limited under clauses (1) and (2) above, as required under the Indenture and the Participation Agreement, to only a portion of the aggregate Debt Obligations owing or which may become owing by Grantor to Lender and that any payments or repayments of such Debt Obligations shall be and be deemed to be applied first to the portion of such Debt Obligations that is not secured hereby, it being the parties' intent that the portion of such Debt Obligations last remaining unpaid shall be secured hereby.

        Section 2.2    Grant of Security Interest in Collateral.    Subject to the limitations expressly set forth in Section 2.1, Grantor, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally pledges to Lender and grants to Lender a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        To induce Lender to enter into the Credit Agreement, Grantor hereby represents and warrants to Lender that:

        Section 3.1    Title; No Other Liens.    Except for the Lien granted to Lender pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, (a) Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens.

        Section 3.2    Perfection and Priority.    The security interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of Lender in the Collateral for which perfection is governed by the UCC upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Lender in completed and duly executed form), (ii) the delivery to Lender of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to Lender or in blank, and (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts. Such security interest will be prior to all other Liens on the Collateral except for Customary Permitted Liens which have priority over Lender's Lien by operation of law or otherwise as permitted under the Credit Agreement or any Loan Document.

        Section 3.3    State of Incorporation; Chief Executive Office.    On the date hereof Grantor's jurisdiction of organization, organizational identification number, if any, and the location of Grantor's chief executive office or sole place of business is specified on Schedule 1.

        Section 3.4    Pledged Collateral.

          (a)  The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

          (b)  All of the Pledged Stock, and (to the extent relevant) all Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

          (c)  Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d)  All Pledged Collateral consisting of certificated securities or Instruments has been delivered to Lender in accordance with Section 4.4(a).

ARTICLE IV

COVENANTS

        As long as any of the Obligations (other than contingent indemnification Obligations not yet due and payable) remain outstanding, unless the Lender otherwise consents in writing, Grantor agrees with Lender that:

        Section 4.1    Generally.    Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement; (d) not enter into any agreement or undertaking restricting the right or ability of Grantor or Lender to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify Lender of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

        Section 4.2    Maintenance of Perfected Security Interest; Further Documentation.

          (a)  Following the perfection of any security interest created by this Agreement with respect to any item of Collateral, Grantor will maintain such as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

          (b)  Grantor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

          (c)  At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements.

        Section 4.3    Changes in Locations, Name, Etc.

          (a)  Except upon 15 days' prior written notice to Lender and delivery to Lender of all additional executed financing statements and other documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein, Grantor will not:

            (i)    change its state of incorporation or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

            (ii)  change its name, identity or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become misleading.

          Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral as is consistent with past practices.

        Section 4.4    Pledged Collateral.

          (a)  Grantor will deliver to Lender, all certificates or Instruments representing or evidencing any Pledged Collateral, in suitable form for transfer by delivery or, as applicable, accompanied by Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, in its discretion and without notice to Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. Lender shall have the right to, upon the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (b)  Except as provided in Article V, Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating dividends constituting a distribution of capital) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of Lender, be delivered to Lender to be held by it hereunder as additional collateral security for the Secured Obligations or be deposited into an Approved Deposit Account. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by Grantor, Grantor shall, to the extent such money is not otherwise deposited into an Approved Deposit Account and until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Grantor, as additional security for the Secured Obligations.

          (c)  Except as provided in Article V, Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral and to give consents, waivers or ratifications in respect thereof; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by Grantor which would have a Material Adverse Effect or which would be inconsistent with or breach the terms of the Credit Agreement, this Agreement or any other Loan Document.

          (d)  Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of Lender in the Pledged Partnership Interests or Pledged LLC Interests pledged by Grantor hereunder, including electing to treat the membership interest or partnership interest of Grantor as a security under Section 8-103 of the UCC.

        Section 4.5    Approved Deposit Accounts.    Except as otherwise permitted by the Credit Agreement, if required by Lender under the Credit Agreement, Grantor will (i) deposit in an Approved Deposit Account all cash and all Proceeds received by Grantor, and (ii) not establish or maintain any Deposit Account other than with a Deposit Account Bank.

        Section 4.6    Payment of Taxes and Other Obligations.    Grantor will, to the extent required under the Credit Agreement, pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

ARTICLE V

REMEDIAL PROVISIONS

        Section 5.1    Code and Other Remedies.    During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (in each case except any required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived and released. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall proscribe, and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        Section 5.2    Pledged Collateral.

          (a)  During the continuance of an Event of Default, upon notice by Lender to Grantor, (i) Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement, and (ii) Lender or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b)  In order to permit Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) upon the occurrence and during the continuance of an Event of Default, Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, Grantor hereby grants to Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the

  Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (in respect of Loans and Reimbursement Obligations and interest and fees thereon and expenses related thereto) and the termination of the Commitment.

          (c)  Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by Grantor to (i) comply with any instruction received by it from Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to an Approved Deposit Account approved for such purpose by Lender.

        Section 5.3    Sale of Pledged Collateral.

          (a)  Grantor recognizes that Lender may be unable to effect a sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

          (b)  Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.3 valid and binding and in compliance with any and all applicable Requirements of Law, provided, however, that Grantor shall not be obligated to register any portion of the Pledged Collateral under the provisions of the Securities Act. Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

        Section 5.4    Deficiency.    Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

ARTICLE VI

POWER OF ATTORNEY

        Section 6.1    Lender's Appointment as Attorney-in-Fact.

          (a)  Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Lender the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do any or all of the following:

            (i)    pay or discharge taxes and Liens levied or placed on the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (ii)  execute, in connection with any sale provided for in Section 5.1 or 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (iii)  (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

  Anything in this Section 6.1(a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b)  If Grantor fails to perform or comply with any of its agreements contained herein, and such failure constitutes an Event of Default, Lender (so long as such Event of Default is continuing), at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c)  The expenses of Lender incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the Applicable Rate at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by Lender to the date reimbursed by Grantor, shall be payable by Grantor to Lender on demand.

          (d)  Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        Section 6.2    Duty of Lender.    Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. Subject to applicable law, neither Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder.

        Section 6.3    Execution of Financing Statements.    Grantor authorizes Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

        Section 7.2    Notices.    All notices, requests and demands to or upon Lender or Grantor hereunder shall be effected in the manner provided for in Section 10.6 of the Credit Agreement.

        Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies.    Lender shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        Section 7.4    Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

        Section 7.5    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

        Section 7.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 7.7    Section Headings.    The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

        Section 7.8    Entire Agreement.    This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

        Section 7.9    Governing Law.    This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

        Section 7.10    Release of Collateral; Termination.

          (a)  Upon termination of the Commitment and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which are then due and payable, the Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and Grantor hereunder shall immediately terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the request and sole expense of Grantor following any such termination, Lender shall deliver to Grantor any Collateral of Grantor held by Lender hereunder and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          (b)  If any of the Collateral shall be sold or disposed of by Grantor in a transaction permitted by the Credit Agreement (including by operation of Lender's written consent or waiver), the Collateral so sold or disposed of shall be automatically released from the Lien created hereby and, in connection therewith, Lender, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

        Section 7.11    Reinstatement.    Grantor further agrees that, if any payment made by Grantor or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Lender to such person, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated), such Lien or other Collateral shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

UNION CARBIDE CORPORATION
By:
Name: Title:
ACCEPTED AND AGREED: THE DOW CHEMICAL COMPANY
By:
Name: Title:

EXECUTION COPY

EXHIBIT B

FORM OF NOTE

$	As of , 200

        FOR VALUE RECEIVED, the undersigned, UNION CARBIDE CORPORATION, a New York corporation ("Borrower"), promises to pay to THE DOW CHEMICAL COMPANY, a Delaware corporation (hereinafter, "Lender"), at the office of Lender in Midland, Michigan or such other place as Lender may designate in writing to Borrower, the principal sum of                                                   AND    /100s DOLLARS ($                        ) in United States funds, or, if less, so much thereof as may from time to time be outstanding, plus interest as hereinafter provided.

        Capitalized terms used but not defined herein shall have the meanings specified in the Revolving Credit Agreement dated as of March 25, 2003, and entered into by and between Borrower and Lender (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement").

        All principal amounts and other amounts then outstanding hereunder shall be due and payable on the Termination Date.

        Borrower shall also repay principal outstanding hereunder from time to time as provided by Section 2.8 of the Credit Agreement.

        Borrower shall be entitled to borrow and re-pay Loans evidenced hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Loans may be made only as provided in the Credit Agreement.

        Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Section 2.9 of the Credit Agreement. Overdue principal and overdue interest shall bear interest payable on DEMAND at the default rate as provided in the Credit Agreement.

        In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Requirements of Law, and in the event any such payment is inadvertently made by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by Borrower under Requirements of Law.

        All parties now or hereafter liable with respect to this Note, whether Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

        No delay or omission on the part of Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of Lender in exercising its rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Lender or any holder hereof, nor shall any waiver by Lender or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

        Borrower promises to pay all reasonable costs of collection, including reasonable attorneys' fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.

        Time is of the essence of this Note.

        This Note evidences Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note is secured by and is also entitled to the benefits of the Collateral Documents and any other agreement or instrument providing collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Loans.

        To the extent there are inconsistencies between this Note and the Credit Agreement, the Credit Agreement shall govern.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        EACH OF THE LENDER AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE REVOLVING LOAN AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, a duly authorized officer of Borrower has executed this Note as of the day and year first above written.

BORROWER:	UNION CARBIDE CORPORATION
By:

Name: Title:

EXECUTION COPY

EXHIBIT C

FORM OF SUBSIDIARY GUARANTEE

        This SUBSIDIARY GUARANTEE (as amended, modified or supplemented from time to time as provided herein, this "Subsidiary Guarantee") is dated as of March 25, 2003, and made by each of UNION CARBIDE SUBSIDIARY C, INC., a Delaware corporation, UNION CARBIDE CHEMICALS & PLASTICS TECHNOLOGY CORPORATION, a Delaware corporation, UCMG LLC, a Delaware limited liability company, and CATALYSTS, ADSORBENTS & PROCESS SYSTEMS, INC., a Maryland corporation (collectively, the "Guarantors" and individually as a "Guarantor"), for the benefit of THE DOW CHEMICAL COMPANY, a Delaware corporation ("Lender").

        WHEREAS, Union Carbide Corporation, a New York corporation ("Borrower") and Lender are parties to that certain Revolving Credit Agreement dated as of the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "Credit Agreement");

        WHEREAS, pursuant to the terms of the Credit Agreement, Lender has agreed to make Loans and Credit Enhancements (as defined in the Credit Agreement) available to Borrower;

        WHEREAS, as a subsidiary of Borrower, each of the Guarantors will derive substantial direct and indirect benefits from such Loans and Credit Enhancements;

        WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each of the Guarantors shall have executed and delivered this Subsidiary Guarantee to Lender;

        WHEREAS, each Guarantor's obligations hereunder shall be joint and several with the obligations of each other Guarantor hereunder;

        WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement;

        NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.    Guarantee.    Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety in accordance with the terms of the Loan Documents: (a) the due and punctual payment (after all applicable notices have been given and all applicable cure periods have expired) of (i) the principal amount of and interest (including interest accruing during the pendency of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (each a "Debtor Relief Law"), regardless of whether allowed or allowable in such proceeding under any Debtor Relief Law) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all Reimbursement Obligations when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (iii) all other monetary Obligations, including indemnities and fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary Obligations incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), of Borrower (collectively with the Guarantors, the "Obligors") to Lender under the Credit Agreement and the other Loan Documents; and (b) the due and punctual performance (after all applicable notices have been given and all applicable cure periods have expired) of all covenants, agreements, Obligations and liabilities of the Obligors (other than such Guarantor) under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other Obligations referred to in the preceding clauses (a) and (b) being collectively called the "Guaranteed Obligations"); provided however, that (i) the liability of each Guarantor hereunder shall be limited to the maximum amount of the Guaranteed Obligations which such Guarantor may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all reasonable costs and expenses paid or incurred by Lender in enforcing this Guarantee against such Guarantor) and (ii) the aggregate amount recoverable under this Guarantee from all Guarantors shall not exceed the amount of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

        Section 2.    No Waiver; Discharge or Diminishment of Guarantee.    To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the Guaranteed Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or right of set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

        Section 3.    Guarantee of Payment.    Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Lender to any security held for payment of the Guaranteed Obligations or to any funds held by Lender in favor of Borrower or any other Person.

        Section 4.    Defenses of Borrower Waived.    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of Borrower or any other Obligor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower or any other Obligor, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. Lender may, at its election, foreclose on any security, if any, held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with Borrower or any other Obligor or exercise any other right or remedy available to them against Borrower or any other Obligor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Borrower or any other Obligor or any security.

        Section 5.    Agreement to Pay; Subrogation.    In furtherance of the foregoing and not in limitation of any other right that Lender may have at law or in equity against the Guarantors by virtue hereof, upon the failure of Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to such Person as Lender shall designate in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantors of any sums to Lender as provided above, all rights of such Guarantors against Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all of the Guaranteed Obligations, provided that each Guarantor shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation upon the indefeasible payment in full of all the Guaranteed Obligations. In addition, any indebtedness of Borrower or any other Obligor now or hereafter held by any of the Guarantors is hereby subordinated in right of payment to the prior payment in full of the Guaranteed Obligations. If any amount shall erroneously be paid to any of the Guarantors on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Borrower, such amount shall be held in trust for the benefit of Lender and shall forthwith be turned over to such Person as Lender shall designate in the exact form received by such Guarantor to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

        Section 6.    Information.    Each Guarantor assumes all responsibility for being and keeping itself informed of Borrower's and each other Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that Lender will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

        Section 7.    Negative Covenants.

          (a)  Sale of Assets. Each Guarantor hereby covenants and agrees that it will not sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (any such disposition being an "Asset Sale"), except:

            (i)    the sale or disposition in the ordinary course of business of Inventory or Cash Equivalents;

            (ii)  the sale or disposition of Equipment which has become obsolete or is replaced in the ordinary course of business;

            (iii)  the lease or sublease of Real Property or personal property which does not constitute a sale and leaseback;

            (iv)  assignments and licenses of intellectual property of the Guarantor in the ordinary course of business;

            (v)  any other Asset Sale (including any disposition of assets to a joint venture by the Guarantor) the aggregate Fair Market Value of which shall not exceed, together with the aggregate Fair Market Value of all other Asset Sales consummated by Borrower or any Guarantor since the Effective Date, $100,000,000; and

            (vi)  additional Asset Sales by the Guarantor (other than in respect of (i) property subject to Liens under the Collateral Documents and (ii) property subject to Liens securing Indebtedness of Borrower or the Guarantor) to the Borrower or any of its Subsidiaries.

          (b)  Restrictions on Subsidiary Distributions; No New Negative Pledge. Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (c) or (d) of the Credit Agreement (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) or in connection with an Asset Sale which is permitted under Section 7(a) hereof (in respect only of the assets subject thereto) or pursuant to customary anti-assignment provisions contained in leases or licenses permitted under this Subsidiary Guarantee or as otherwise contained, at the date hereof, in any agreement by which such Guarantor is bound, each Guarantor hereby covenants and agrees that it will not (1) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on its ability to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, Borrower or any Subsidiary of Borrower or (2) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of such Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Guaranteed Obligations, including any agreement which requires other Indebtedness or Contractual Obligations to be equally and ratably secured with the Guaranteed Obligations.

        Section 8.    Representations and Warranties.    Each Guarantor represents and warrants as to itself to Lender that: (i) this Subsidiary Guarantee has been duly authorized, executed and delivered by it, and (ii) this Subsidiary Guarantee constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        Section 9.    Termination.    The Guarantee made hereunder (i) shall terminate when all the Guaranteed Obligations have been paid in full and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by Lender or any Obligor upon the bankruptcy or reorganization of Borrower, any Obligor or otherwise.

        Section 10.    Amendment, Waivers, Etc.    No amendment, waiver or consent shall, unless in writing and signed by the party or parties against whom enforcement of any amendment or waiver of any affected provision herein is sought, affect the rights or obligation of such party or parties under this Subsidiary Guarantee or the other Loan Documents.

        Section 11.    Indemnities.

          (a)  Each Guarantor agrees to indemnify and hold harmless Lender and each of its directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee, but excluding taxes imposed on or measured by the Indemnitee's net income and franchise taxes, imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Indemnitee is organized or in which its principal office is located) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, relating to or arising out of this Subsidiary Guarantee, any other Loan Document, any Guaranteed Obligation, any Credit Enhancement or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters").

          (b)  Each Guarantor agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Subsidiary Guarantee or any other Loan Document shall (i) survive payment in full of the Guaranteed Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Subsidiary Guarantee or any other Loan Document.

        Section 12.    Limitation of Liability.    Each Guarantor agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its

Subsidiaries or any of their present or future equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents.

        Section 13.    Right of Set-off.    Each Guarantor agrees that Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all funds at any time held and other indebtedness or other amounts at any time owing by Lender or its Affiliates to or for the credit or the account of such Guarantor against any and all of the Guaranteed Obligations now or hereafter existing whether or not Lender shall have made any demand under this Subsidiary Guarantee or any other Loan Document and although such Guaranteed Obligations may be unmatured. Lender agrees promptly to notify the applicable Guarantor after any such set-off and application is made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 13 are in addition to the other rights and remedies (including other rights of set-off) which Lender may have. In the event any amount is set-off against any unmatured Guaranteed Obligation, the amount set-off against such unmatured Guaranteed Obligation shall be used to cash collateralize such Credit Enhancement in accordance with Section 9.3 of the Credit Agreement.

        Section 14.    Notices, Etc.    All notices, demands, requests and other communications provided for in this Subsidiary Guarantee shall be given in writing and addressed to the party to be notified as follows:

          (i)    if to any Guarantor, addressed to such Guarantor care of:

      Union Carbide Corporation
      39 Old Ridgebury Road
      Danbury, CT 06817-0001
      Attention: Treasurer

      with copies (which shall not constitute notice to such Guarantor) to:

      Union Carbide Corporation
      39 Old Ridgebury Road
      Danbury, CT 06817-0001
      Attention: General Counsel

      and

      Cleary, Gottlieb, Steen & Hamilton
      One Liberty Plaza
      New York, NY 10006
      Attention: Thomas J. Moloney, Esq.

          (ii)  if to Lender, to:

      The Dow Chemical Company
      2030 Dow Center
      Midland, MI 48674
      Attention: Treasurer

      with copies (which shall not constitute notice to Lender) to:

      The Dow Chemical Company
      2030 Dow Center
      Midland, MI 48674
      Attention: Manager of Financial Law

      and

      Kirkland & Ellis
      153 East 53rd Street
      Citigroup Center
      New York, NY 10022
      Attention: Theodore L. Freedman, Esq.

or at such other address as shall be notified in writing to the Guarantors and Lender. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), or when deposited in the mails (if sent by mail).

        Section 15.    No Waiver; Remedies.    No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 16.    Binding Effect.    This Subsidiary Guarantee shall become effective on the Effective Date and thereafter this Subsidiary Guarantee shall be binding upon and inure to the benefit of each Guarantor and Lender and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

        Section 17.    Governing Law.    This Subsidiary Guarantee and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        Section 18.    Submission to Jurisdiction.    Any legal action or proceeding with respect to this Subsidiary Guarantee may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Subsidiary Guarantee, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection to the extent permitted by law, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

        Section 19.    Waiver of Jury Trial.    EACH OF THE GUARANTORS IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

        Section 20.    Marshaling; Payments Set Aside.    Lender shall not be under any obligation to marshal any assets in favor of any Guarantor or any other party. To the extent that any Guarantor makes a payment or payments to Lender in respect of Guaranteed Obligations or Lender receives payment from the proceeds of the Collateral or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        Section 21.    Section Titles.    The Section titles contained in this Subsidiary Guarantee are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        Section 22.    Execution in Counterparts.    This Subsidiary Guarantee may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

        Section 23.    Entire Agreement.    This Subsidiary Guarantee, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

        Section 24.    Reinstatement.    This Subsidiary Guarantee shall remain in full force and effect and continue to be effective, subject to applicable law, should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Obligor's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

* * * *

        IN WITNESS WHEREOF, the undersigned has duly executed this Subsidiary Guarantee as of the day and year first above written.

UNION CARBIDE SUBSIDIARY C, INC.
By:

Name: Title:
UNION CARBIDE CHEMICALS & PLASTICS TECHNOLOGY CORPORATION
By:

Name: Title:
UCMG LLC
By:

Name: Title:
CATALYSTS ADSORBENTS & PROCESS SYSTEMS, INC.
By:

Name: Title:

EXECUTION COPY

EXHIBIT D

FORM OF PROMISSORY NOTE

$65,540,194.46	As of March 24, 2003

        FOR VALUE RECEIVED, the undersigned, UNION CARBIDE CORPORATION, a New York corporation (the "Borrower"), promises to pay to THE DOW CHEMICAL COMPANY, a Delaware corporation (hereinafter, "Lender"), at the office of Lender in Midland, Michigan or such other place as Lender may designate in writing to Borrower, the principal sum of SIXTY-FIVE MILLION FIVE HUNDRED FORTY THOUSAND ONE HUNDRED NINETY-FOUR DOLLARS AND 46/100s DOLLARS ($65,540,194.46) in United States funds, or, if less, so much thereof as may from time to time be outstanding, plus interest as hereinafter provided.

        Borrower is issuing this Note to Lender as a condition precedent to the effectiveness of that certain Revolving Credit Agreement to be entered into as of March 25, 2003, by and between Borrower and Lender (as the same may be amended, modified, supplemented or restated from time to time, the "New Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the New Credit Agreement.

1.
Termination of Revolving Loan Agreement.

        The principal amount of this Note constitutes the aggregate principal amount of loans, and unpaid interest thereon, owing by Borrower to Lender as of the date hereof under the Revolving Loan Agreement between Borrower and Lender, dated as of February 6, 2001, as amended on July 1, 2002 (the "Existing Credit Agreement"). Upon the execution of this Note by Borrower and Lender, the Existing Credit Agreement shall be automatically terminated and be of no further force and effect, and accordingly Lender's obligations to advance loans to Borrower thereunder shall immediately cease; provided, however, that such termination will not affect Borrower's obligations to repay any amount owing under this Note or any of Borrower's obligations under Section 7.5 of the Existing Credit Agreement.

2.
Maturity.

        All principal amounts and other amounts then outstanding hereunder shall be due and payable on the earliest to occur of (x) March 25, 2004, (y) such other date on which all obligations under the New Credit Agreement shall have become, or have been declared, due and payable, other than as a result of Section 2.3(b) of the New Credit Agreement, and (z) the occurrence of an Event of Default set forth in Section 4 below (such earliest date, the "Maturity Date").

3.
Interest.

          (a)  Interest accrued on each Loan shall be payable in cash in arrears on the twenty-fifth day of each calendar month, commencing on April 25, 2003.

          (b)  Interest shall accrue on the outstanding principal amount of this Note at a per annum rate equal to LIBOR plus 2.5%. The interest owing on this Note shall be computed by Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) for which such interest is payable. Determinations by Lender of an interest rate and interest amount hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c)  In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Requirements of Law, and in the event any such payment is inadvertently made by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by Borrower under Requirements of Law.

4.
Events of Default. Each of the following shall be an Event of Default:

          (a)  Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts or any similar relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Borrower or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or Borrower or any of its Subsidiaries shall authorize any of the actions set forth above in this clause (a); or

          (b)  any Change of Control.

        During the continuance of any Event of Default of the type described in clause (a) or (b), this Note, all interest thereon and all other amounts and Obligations payable under Section 7.5 of the Existing Credit Agreement shall automatically be due and payable without action of the Lender, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower

5.
Miscellaneous.

          (a)  All parties now or hereafter liable with respect to this Note, whether Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

          (b)  No delay or omission on the part of Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of Lender in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Lender or any holder hereof, nor shall any waiver by Lender or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

          (c)  Borrower promises to pay all reasonable costs of collection, including reasonable attorneys' fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.

          (d)  Time is of the essence of this Note.

          (e)  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (f)    EACH OF THE LENDER AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE REVOLVING LOAN AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, a duly authorized officer of Borrower has executed this Note as of the day and year first above written.

BORROWER:	UNION CARBIDE CORPORATION
By:

Name: Title:
Acknowledged and agreed as of the date first above written, by:
THE DOW CHEMICAL COMPANY
By:

Name: Title:

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  EXHIBIT 10.28
Revolving Credit Agreement
Schedule 1 Subsidiary Guarantors
Schedule 2 Required Consents
Schedule 3 Approved Uses of Proceeds
EXHIBIT A FORM OF PLEDGE AND SECURITY AGREEMENT
ARTICLE I DEFINED TERMS
ARTICLE II GRANT OF SECURITY INTEREST
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS
ARTICLE V REMEDIAL PROVISIONS
ARTICLE VI POWER OF ATTORNEY
ARTICLE VII MISCELLANEOUS
EXHIBIT B FORM OF NOTE
EXHIBIT C FORM OF SUBSIDIARY GUARANTEE
EXHIBIT D FORM OF PROMISSORY NOTE